UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2026
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FLYWIRE CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	001-40430	27-0690799
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
141 Tremont St #10
Boston, MA 02111
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (617) 329-4524
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	FLYW	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On September 22, 2026, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Flywire Corporation (“Flywire”), the Board appointed Sabrina Farmer (“Ms. Farmer”) to the Board as a Class II director, with her initial term expiring at Flywire’s 2029 annual meeting of stockholders. In connection with Ms. Farmer’s appointment, and pursuant to Flywire’s bylaws and certificate of incorporation, the Board has increased the number of directors from nine to ten. In addition, the Board appointed Ms. Farmer to serve as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”). The Board has determined that Ms. Farmer is an independent director and eligible to serve on the Nominating and Corporate Governance Committee in accordance with applicable rules of the Nasdaq Stock Market.

As provided for in Flywire’s non-employee director compensation plan (the “Compensation Policy”), Ms. Farmer will receive an annual cash retainer of $35,000 per year for her service on the Board and an additional annual retainer of $4,000 for her service on the Nominating and Corporate Governance Committee as more fully described in Flywire’s Proxy Statement for its 2026 annual meeting of stockholders filed with the SEC on April 23, 2026 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Proxy Statement”). Pursuant to the Compensation Policy, upon the effectiveness of her appointment, Ms. Farmer was automatically granted a restricted stock unit award (the “Initial RSU”) with a fair market value of $350,000. The Initial RSU will vest in three equal annual installments on each anniversary of the date of grant provided that Ms. Farmer is providing service as a member of the Board through such vesting date. Under the Compensation Policy, on the date of each Flywire annual meeting of stockholders, Ms. Farmer will also be entitled to receive an annual restricted stock unit award with a fair market value of $175,000 (the “Annual RSU”). The Annual RSU will vest on the earlier of the one-year anniversary from the date of grant or Flywire’s next annual meeting of stockholders provided that Ms. Farmer is providing service as a member of the Board through such vesting date. In addition, each of the Initial RSU and Annual RSU will accelerate and fully vest upon a change in control or Ms. Farmer’s earlier death or disability. The Compensation Policy is described in further detail in the Proxy Statement.

Ms. Farmer and Flywire also entered an indemnification agreement requiring Flywire to indemnify Ms. Farmer to the fullest extent permitted under Delaware law with respect to her service as a director. Flywire’s form of indemnification agreement was filed with the SEC on May 18, 2021 as Exhibit 10.1 to Flywire’s Amended Registration Statement on Form S-1 and is incorporated herein by reference.

There are no family relationships between Ms. Farmer and any of Flywire’s directors or executive officers and Ms. Farmer does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.
On September 23, 2026, Flywire issued a press release in connection with Ms. Farmer’s appointment to the Board as reported under Item 5.02 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Flywire Corporation Press Release dated September 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLYWIRE CORPORATION

By:	/s/ Cosmin Pitigoi
Name:	Cosmin Pitigoi
Title:	Chief Financial Officer
Dated September 23, 2026